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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries


(In thousands, except per share data)

                                     Three Months Ended       Six Months Ended
                                           June 30                June 30
                                    -------------------    -------------------
                                        1997       1996        1997       1996
                                    --------   --------    --------   --------
Primary:
  Average shares outstanding         105,663    116,202     106,198    116,810
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options        2,270      1,896       2,308      1,810
                                    --------   --------    --------   --------
   Primary average shares            107,933    118,098     108,506    118,620
                                    ========   ========    ========   ========

Net income                          $129,710   $118,221    $253,482   $234,827
Less preferred stock dividends         4,275          -       8,550          -
                                    --------   --------    --------   --------
Net income applicable to common
  stock                             $125,435   $118,221    $244,932   $234,827
                                    ========   ========    ========   ========

Primary net income per share           $1.16      $1.00       $2.26      $1.98

Fully diluted:
  Average shares outstanding         105,663    116,202     106,198    116,810
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options        2,485      1,982       2,561      2,014
                                    --------   --------    --------   --------
    Fully diluted average shares     108,148    118,184     108,759    118,824
                                    ========   ========    ========   ========

Net income                          $129,710   $118,221    $253,482   $234,827
Less preferred stock dividends         4,275          -       8,550          -
                                    --------   --------    --------   --------
Net income applicable to common
  stock                             $125,435   $118,221    $244,932   $234,827
                                    ========   ========    ========   ========
Fully diluted net income
  per share                            $1.16      $1.00       $2.25      $1.98

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